EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of ProPhase Labs, Inc. and Subsidiaries on Forms S-8 (No. 333-73456, No. 333-61313, No. 333-10059, No. 333-14687, No. 333-26589, No. 333-132770, No. 333-169697, No.333-189875 and 333-217484), Form SB-2 (No. 333-31241) and Forms S-3 (No. 333-86976, No. 333-104148, No. 333-119748, No. 333-185167, No. 333-196352, No. 333-206090) of our report dated March 28, 2018, except as to the restatement discussed in Note 2 and its related effects on the consolidated financial statements, as to which the date is August 20, 2018, on our audits of the consolidated financial statements of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017, which report is included in this Annual Report on Form 10-K/A to be filed on or about August 20, 2018.

/s/ EisnerAmper LLP
EISNERAMPER LLP
Iselin, New Jersey
August 20, 2018